Exhibit 10.5

AMENDMENT NO. 001

TO

MASTER LOAN AND SECURITY AGREEMENT

This Amendment No. 001 dated June 16, 2010 amends that certain Master Loan and Security Agreement (the “Agreement”) dated as of August 31, 2009 by and between FIFTH THIRD BANK, an Ohio corporation, having an office at 38 Fountain Square Plaza, Cincinnati, Ohio 45263 (the “Lender”), and STELLARIS LLC, a limited liability company organized under the laws of the State of Nevada and having a principal place of business at 26000 Commercentre Drive, Lake Forest, California 92630, and JAMES CONSTRUCTION GROUP, L.L.C., a limited liability company organized under the laws of the State of Florida and having a principal place of business at 11000 Industriplex Blvd., Suite 150, Baton Rouge, Louisiana (collectively, “Borrowers” and each individually a “Borrower”).  Unless otherwise specified herein, all capitalized terms shall have the meanings ascribed to them in the Agreement.

In consideration of the sum of Ten Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and each of the undersigned hereby agree that from and after the date hereof, the Master Loan and Security  Agreement and each Schedule thereto will be amended as follows:

1.                                       Paragraph 1 is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:    “This Master Loan and Security Agreement (this “Agreement”) dated as of August 31, 2009 is made by and between FIFTH THIRD BANK, an Ohio corporation, having an office at 38 Fountain Square Plaza, Cincinnati, Ohio 45263 (“Lender”), and STELLARIS LLC, a limited liability company organized under the laws of the State of Nevada and having a principal place of business at 26000 Commercentre Drive, Lake Forest, California 92630, and JAMES CONSTRUCTION GROUP, L.L.C., a limited liability company organized under the laws of the State of Florida and having a principal place of business at 11000 Industriplex Blvd., Suite 150, Baton Rouge, Louisiana and each of the undersigned (individually and collectively, the “Borrower”).  Each individual Equipment Schedule shall identify the Borrower(s) for that Equipment Schedule.  Each Equipment Schedule, together with this Master Agreement, shall constitute a separate and enforceable Agreement against the Borrower(s) who executed such Agreement.  Borrower shall be jointly and severally liable to Lender for each and every obligation under this Master Agreement with respect to each Equipment Schedule executed by such Borrower.

2.                                       Section 12(a) is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:  “Borrower is a company duly organized, validly existing and in good standing under the laws of the state of its organization specified below the signature of Borrower with full power to enter into and to pay and perform its obligations under the Equipment Schedule and this Agreement as incorporated therein by reference, and is duly qualified or licensed in all other jurisdictions where its failure to so qualify would adversely affect the conduct of its business or its ability to perform any of its obligations under or the enforceability of this Agreement.”

3.                                       Section 20 is hereby inserted with the following:

20.                           Borrower Aspects.   Each Borrower shall be individually and severally liable to Lender for each and every representation, warranty, and covenant of said Borrower made in or pursuant to this Agreement.

A  Borrower’s obligations under this Agreement shall not be affected by any action or inaction by Lender, by any lack of prior enforcement or retention of any rights against any Borrower, by any illegality, unenforceability, or invalidity of any Borrower’s obligations, or by any circumstance or condition, including, without limitation, (i) any termination, amendment, or modification of, or supplement to this Agreement or any action by any Borrower with respect to the Equipment; (ii) any failure or delay to conform or comply with any term of this Agreement; (iii) any waiver, consent, extension, indulgence, compromise, settlement, release, or other action or inaction under or in respect of this Agreement, or any exercise or non-exercise of any right, remedy, power, or privilege under or in respect of this Agreement; (iv) any voluntary or involuntary bankruptcy, insolvency, or similar proceeding with respect to any Borrower; (v) any limitation on the liability or obligations of Lender or any Borrower or any discharge, termination, cancellation, frustration, invalidity or unenforceability of this Agreement; (vi) any defect in title to or condition of the Equipment; (vii) any merger or consolidation of any Borrower into or with any other corporation; and (viii) any other condition or circumstance which might otherwise constitute a legal or equitable discharge, release, defense, or limitation arising out of any laws of the United States of America or any state thereof.  Each Borrower agrees that Lender shall not be required to file suit or proceed to obtain or assert a claim against any other Borrower or its assets, either before or as a condition to enforcing such first Borrower’s liability under this Agreement.

EXCEPT AS MODIFIED HEREBY, ALL OF THE TERMS, COVENANTS AND CONDITIONS OF THE MASTER AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT AND ARE IN ALL RESPECTS HEREBY RATIFIED AND AFFIRMED.  This Amendment is not binding or effective with respect to the Master Agreement until executed on behalf of Lender and Borrower by authorized representatives of Lender and Borrower, respectively.

Remainder of page intentionally left blank.  Signature page follows.

IN WITNESS WHEREOF, Lender and Borrower have executed this Amendment to the Master Loan and Security Agreement as of the day and year first above written, and by such execution hereby ratify and affirm all terms and conditions set forth in the Master Agreement.

LENDER:
FIFTH THIRD BANK

By:	/s/ Gerald Whitfield
Name:	Gerald Whitfield
Title:	Vice President

BORROWER:
STELLARIS LLC

By:	/s/ Alfons Theeuwes
Name:	Alfons Theeuwes
Title:	CFO
State of Incorporation: NEVADA

BORROWER:
JAMES CONSTRUCTION GROUP, L.L.C.

By:	/s/ Peter J. Moerbeek
Name:	Peter J. Moerbeek
Title:	Member

State of Incorporation: FLORIDA